                                                                EXHIBIT  10.7



                              E-STAMP CORPORATION

            _______________________________________________________

             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

            _______________________________________________________



                                 August 3, 1999


             _____________________________________________________
             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    CONTENTS

1.     Certain Definitions............................................................... 2
2.     Financial Statements and Reports to Stockholders.................................. 4
3.     Inspection........................................................................ 5
4.     Participation Rights.............................................................. 5
5.     Demand Registration............................................................... 7
     5.1  Request for Registration on Form Other Than Form S-3........................... 7
     5.2  Request for Registration on Form S-3........................................... 9
     5.3  Registration of Other Securities in Demand Registration........................10
     5.4  Underwriting in Demand Registration............................................10
       5.4.1  Notice of Underwriting.....................................................10
       5.4.2  Inclusion of Other Holders in Demand Registration..........................10
       5.4.3  Selection of Underwriter in Demand Registration............................10
       5.4.4  Marketing Limitation in Demand Registration................................11
       5.4.5  Right of withdrawal in Demand Registration.................................11
6.     Piggyback Registration............................................................11
     6.1  Notice of Piggyback Registration and Inclusion of Registrable Securities.......11
     6.2  Underwriting in Piggyback Registration.........................................12
       6.2.1  Notice of Underwriting in Piggyback Registration...........................12
       6.2.2  Marketing Limitation in Piggyback Registration.............................12
       6.2.3  Allocation of Shares in Piggyback Registration.............................12
       6.2.4  Withdrawal in Piggyback Registration.......................................13
7.     Expenses of Registration..........................................................13
8.     Registration Procedures and Obligations...........................................13
9.     Information Furnished by Holder...................................................15
10.      Rule 144........................................................................15
     10.1  Reports.......................................................................15
     10.2  Sales.........................................................................16
11.    Indemnification...................................................................16
     11.1  Company's Indemnification of Holders..........................................16
     11.2  Holder's Indemnification of Company...........................................17
     11.3  Indemnification Procedure.....................................................18
     11.4  Contribution..................................................................18
     11.5  Survival......................................................................19
12.    Transfer of Rights................................................................19
13.    Market Stand-off..................................................................19
14.    Right of First Refusal............................................................19
     14.1  Transfers by Investors........................................................19
     14.2  Offer by an Investor..........................................................20
     14.3  Acceptance of Offer...........................................................20
       14.3.1  By Company................................................................20
       14.3.2  By the Remaining Series C Investors.......................................20

                                      (i)

       14.3.3  Pro Rata Portion..........................................................    20
     14.4  Offer Not Accepted............................................................    21
     14.5  Transfers to Affiliates.......................................................    21
     14.6  No Other Transfer Effective...................................................    21
     14.7  Termination of Restrictions...................................................    21
15.    Observer Rights...................................................................    21
16.    Miscellaneous.....................................................................    22
     16.1  No Conflicts..................................................................    22
     16.2  Entire Agreement; Successors..................................................    22
     16.3  Counterparts..................................................................    23
     16.4  Modification..................................................................    23
     16.5  Governing Law.................................................................    23
     16.6  Notices.......................................................................    23
     16.7  Severability..................................................................    23
     16.8  Specific Performance..........................................................    23
     16.9  Submission to Jurisdiction....................................................    24
     16.10  Aggregation of Stock.........................................................    24
     16.11  Additional Parties...........................................................    24




              [The remainder of this page is intentionally blank.]

                                     (ii)

                          SECOND AMENDED AND RESTATED

                           INVESTOR RIGHTS AGREEMENT
                    _______________________________________

     This SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the

"Agreement") is entered into this 3rd day of August, 1999 by and between E-
 ---------
STAMP CORPORATION, a Delaware corporation (the "Company"), VENTURE FUND I, L.P.,
                                                -------
a Delaware limited partnership ("Venture I"), AT&T VENTURE FUND II, L.P., a Delaware limited partnership ("Venture II"), and MICROSOFT CORPORATION, a Washington corporation ("Microsoft") (each of Venture I, Venture II and
                         ----------------------------------------------
Microsoft is a "Series A Investor" and, collectively, the "Series A Investors"),
--------------------------------------------------------------------------------
and the entities indicated on Exhibit A attached hereto (individually, a "Series
---                                                                       ------
B Investor" and collectively, the "Series B Investors") and the entities and
----------                         ------------------
individuals indicated on Exhibit B hereto (individually, a "Series C Investor"
                                                            -----------------
and collectively, the "Series C Investors").
                       ------------------

                                   RECITALS

     A. The Series A Investors purchased an aggregate of 2,500,000 shares of the Company's Series A Preferred Stock, $.001 par value (the "Series A Preferred
                                                              ------------------
Stock"), pursuant to that certain Stock Purchase Agreement dated as of September
-----
3, 1997 by and between the Company and the Series A Investors;

     B. The Series B Investors purchased an aggregate of 4,188,000 shares of the Company's Series B Preferred Stock (the "Series B Preferred Stock") pursuant
                                             ------------------------
to that certain Stock Purchase Agreement dated as of July 7, 1998 by and between the Company and the Series B Investors;

     C. Simultaneously with the sale and purchase of the Series B Preferred Stock, the Company, the Series A Investors and the Series B Investors entered into that certain Amended and Restated Investor Rights Agreement dated July 7, 1998 (the Amended Rights Agreement")
      ----------------------------

     D. The Series C Investors are purchasing shares of the Company's Series C Preferred Stock pursuant to that certain Stock Purchase Agreement executed simultaneously herewith between the Company and the Series C Investors (the Stock Purchase Agreement");
-------------------------

     E. It is a condition to the obligations of the Company under the Stock Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute, and to be bound by the provisions of, this Agreement; and

     F. The parties hereto desire to amend and restate the Amended Rights Agreement by replacing it entirely with the provisions of this Agreement.


                                   AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


     1.   Certain Definitions

     As used in this Agreement, the following terms shall have the following respective meanings:

          (a)  "Amended Rights Agreement" shall mean that certain Amended and
                ------------------------
Restated Investor Rights Agreement dated July 7, 1998 by and among the Company, the Series A Investors and the Series B Investors pursuant to which certain rights were granted in conjunction with the sale and purchase of the Series B Preferred Stock.

          (b)  "Commission" shall mean the Securities and Exchange Commission
                ----------
or any other federal agency at the time administering the Securities Act.

          (c)  "Common Stock" shall mean the Company's common stock, $.001 par
                ------------
value.

          (d)  "Convertible Securities" shall mean securities of the Company
                ----------------------
convertible into or exchangeable for Common Stock of the Company or into other securities that are convertible into or exchangeable for Common Stock including, without limitation, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.

          (e)  "Exchange Act" shall mean the Securities and Exchange Act of
                ------------
1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (f)  "Form S-3" shall mean Form S-3 issued by the Commission or any
                --------
substantially similar form then in effect.

          (g)  "Holder" shall mean any holder of outstanding Registrable
                ------
Securities which have not been sold to the public, but only if such holder is one of the Investors or an assignee or transferee of Registration rights as permitted by Section 12.

          (h)  "Investor" shall mean any of the Series A Investors, the Series B
                --------
Investors or the Series C Investors

          (i)  "Material Adverse Event" shall mean an occurrence having a
                ----------------------
consequence that either (i) is materially adverse as to the business, properties, prospects, or financial condition of the Company or (ii) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur might materially adversely affect the business, properties, prospects, or financial condition of the Company.

          (j)  The terms "Register", "Registered", and "Registration" refer to a
                          --------    ----------        ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the
                                     ----------------------
declaration or ordering of the effectiveness of such Registration Statement.

          (k)  "Registrable Securities" shall mean all Common Stock issued or
                ----------------------
issuable upon conversion or exercise of any of the Company's Convertible Securities purchased by or issued to an Investor and not previously sold to the public, including Common Stock issued or issuable pursuant to stock splits, stock dividends and similar distributions, and any securities of the Company granted registration rights pursuant to this Agreement; provided, however, that shares of Common Stock or other securities shall cease to be treated as Registrable Securities at such time as they (i) have been sold pursuant to an effective Registration statement under the Securities Act or (ii) have otherwise been sold or transferred to or through a broker, dealer or underwriter in a public distribution or a public securities transaction.

          (l)  "Registration Expenses" shall mean all expenses incurred by the
                ---------------------
Company in complying with Sections 5 or 6 of this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for the Holders (if different from the Company) who shall be reasonably acceptable to the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration. Registration Expenses shall not include any underwriting discounts.

          (m)  "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (n)  "Selling Expenses" shall mean all underwriting discounts and
                ----------------
selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

          (o)  "Series A Preferred Stock" shall mean the 2,500,000 shares of
                ------------------------
Series A Preferred Stock sold by the Company pursuant to that certain Stock Purchase Agreement dated September 3, 1997 by and between the Company and the Investors listed therein.

          (p)  "Series B Preferred Stock" shall mean the 4,188,000 shares of
                ------------------------
Series B Preferred Stock sold by the Company pursuant to that certain Stock Purchase Agreement dated July 7, 1998 by and between the Company and the investors listed therein.

          (q)  "Series C Preferred Stock" shall mean the 2,931,229 shares of
                ------------------------
Series C Preferred Stock, $.001 par value, purchased by the Series C Investors pursuant to the Stock Purchase Agreement executed simultaneously herewith.

     2.       Financial Statements and Reports to Stockholders

              The Company shall deliver to the Investors the following financial statements and reports:

          (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, stockholders' equity and cash flow for such year, which year-end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles and accompanied by the opinion of independent public accountants of nationally recognized standing selected by the Company;

          (b) For so long as an Investor holds at least 200,000 shares (as adjusted for stock splits, stock dividends and the like) of Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock, then the Company shall deliver to such Investor as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month, and consolidated statements of income and cash flow for such month and for the current fiscal year to date, in reasonable detail and including comparisons to budget, prepared in accordance with generally accepted accounting principles (other than for accompanying notes) and accompanied by a certificate of the Chief Financial Officer or President of the Company confirming that such statements fairly and accurately present the financial condition and results of operation of the Company, subject to changes resulting from year-end audit adjustment;

          (c) For so long as an Investor holds at least 200,000 shares (as adjusted for stock splits, stock dividends and the like) of Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock, then the Company shall deliver to such Investor as soon as practicable after the end of each quarter, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and cash flow for such quarter and for the current fiscal year to date, in reasonable detail and including comparisons to budget, prepared in accordance with generally accepted accounting principles (other than for accompanying notes) and accompanied by a certificate of the Chief Financial Officer or President of the Company confirming that such statements fairly and accurately present the financial condition and results of operation of the Company, subject to changes resulting from year-end audit adjustment;

          (d) Contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock; and

          (e) For so long as an Investor holds at least 200,000 shares (as adjusted for stock splits, stock dividends and the like) of Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock, then the Company shall deliver to such Investor as soon as practicable following submission to and approval by the Board of Directors of the Company, but in no event later than thirty (30) days prior to the end of each fiscal year, an operating budget and plan (the "Plan") respecting the next fiscal year, together
                                ----
with any update of the Plan as such update is prepared.

     3.   Inspection

          For so long as an Investor holds at least 200,000 shares (as adjusted for stock splits, stock dividends and the like) of Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock, the Company shall permit such Investor, or Investor's authorized representative, at Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances, and accounts with its officers, all upon reasonable notice and at such reasonable times as may be requested by each Investor.

     4.   Participation Rights

          4.1 The Company hereby grants to each Investor a right of first refusal to purchase up to its Pro Rata Share of any New Securities (as defined below) that the Company may, from time to time, propose to sell and issue. Investors may purchase New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share"
                                                               --------------
of each Investor, for purposes of this right of first refusal, is the ratio of
(a) the total number of shares of Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock held by such Investor to (b) the total number of shares of capital stock of the Company then outstanding.

          4.2  "New Securities" shall mean any capital stock of the Company,
                --------------
whether authorized or not, and any rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that "New Securities" does not include:
                 ---

               (a) Shares of Common Stock issuable or issued to employees, consultants, or directors of the Company, directly or pursuant to a stock option plan or restricted stock plan provided such issuances or plans are approved or adopted on or before the date hereof by the Board of Directors of the Company,

               (b) Shares of Common Stock issuable or issued to employees, consultants, or directors of the Company pursuant to a stock option plan or restricted stock plan provided such plan is adopted after the date hereof by the Board of Directors of the Company

               (c) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, or to vendors or customers in connection with commercial arrangements, provided such issuances are approved by the Board of Directors of the Company,

               (d) Capital stock or warrants or options to purchase capital stock issued in connection with bona fide strategic partnering transactions or acquisitions, the terms of which are approved by the Board of Directors of the Company,

               (e) Capital stock or warrants or options to purchase capital stock issued in connection with mergers or similar transactions, the terms of which are approved by the Board of Directors of the Company,

               (f) Shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock,

               (g) Shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be converted to Common Stock,

               (h) Common Stock issued without consideration pursuant to a stock dividend, stock split, or similar transaction,

               (i) Capital Stock, or options or warrants to purchase Capital Stock, issued in connection with the licensing or acquisition of intellectual property or technology rights from third parties, the terms of which are approved by the Board of Directors of the Company, and

               (j) Shares of Series C Preferred Stock issued pursuant to the Stock Purchase Agreement.

               Notwithstanding the preceding provisions of this Section 4.2 to the contrary, New Securities shall include the aggregate amount of shares of Common Stock, if any, issued pursuant to subsections (b), (c), (d), or (i) above the extent such shares exceed an amount equal to fifteen percent (15%) of the number of shares of Common Stock outstanding thirty (30) days after the date hereof (such number to be computed on a fully diluted basis and as adjusted for any stock dividends, combinations, or splits with respect to such shares.)

          4.3 In the event the Company proposes to undertake an issuance of New Securities, it shall give to each Investor written notice (the "Notice") of its
                                                                ------
intention,
describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the number of shares that such Investor is entitled to purchase, and a statement that Investor shall have twenty (20) days to respond to such Notice. Investor shall have twenty (20) days from the date of receipt of the Notice to agree to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

          4.4 In the event Investor fails to exercise in full the right of first refusal within said twenty (20) day period, the Company shall have sixty
(60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities respecting which Investor's rights were not exercised, at a price and upon general terms no more favorable to the purchaser thereof than specified in the Notice. In the event the Company has not sold the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to such Investor in the manner provided above.

          4.5. The covenants of the Company set forth in this Section 4 shall terminate upon conversion of any shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock with respect to such shares converted.

     5.   Demand Registration

          5.1  Request for Registration on Form Other Than Form S-3

               5.1.1 Subject to the terms of this Agreement, in the event that the Company shall receive a written request from a Holder or Holders of Registrable Securities obtained from the conversion of Series A Preferred Stock requesting that the Company effect a Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering greater than 25% of the then outstanding Registrable Securities obtained from the conversion of Series A Preferred Stock (or any lesser percent if the reasonably anticipated aggregate offering price to the public would exceed $15,000,000), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 5.1.1 (i) at any time within One Hundred Eighty (180) days following the effective date of any Registration Statement on Form S-1 (or any successor form), or (ii) at any time prior to September 3, 1999, or (iii) if the

Company has previously effected one (1) such Registration pursuant to this
Section 5.1.1. A Registration that is withdrawn or otherwise abandoned at the request of such Holders will count towards the preceding limitation of one (1) Registration unless at the time of such withdrawal or abandonment the Holders have learned of a material adverse change in the financial condition or business of the Company from that known to the Holders at the time of their request and have withdrawn or abandoned their request following disclosure by the Company of such material adverse change. The provisions of Section 5.4 shall be applicable to each registration initiated under this Section 5.1.1.

               5.1.2 Subject to the terms of this Agreement, in the event that the Company shall receive a written request from a Holder or Holders of Registrable Securities obtained from the conversion of Series B Preferred Stock requesting that the Company effect a Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering greater than 25% of the then outstanding Registrable Securities obtained from the conversion of Series B Preferred Stock (or any lesser percent if the reasonably anticipated aggregate offering price to the public would exceed $15,000,000), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 5.1.2 (i) at any time within One Hundred Eighty (180) days following the effective date of any Registration Statement on Form S-1 (or any successor form), or (ii) at any time prior to July 7, 2000, or (iii) if the Company has previously effected one (1) such Registration pursuant to this Section 5.1.2. A Registration that is withdrawn or otherwise abandoned at the request of such Holders will count towards the preceding limitation of one (1) Registration unless at the time of such withdrawal or abandonment the Holders have learned of a material adverse change in the financial condition or business of the Company from that known to the Holders at the time of their request and have withdrawn or abandoned their request following disclosure by the Company of such material adverse change. The provisions of Section 5.4 shall be applicable to each registration initiated under this Section 5.1.2.

               5.1.3 Subject to the terms of this Agreement, in the event that the Company shall receive a written request from a Holder or Holders of Registrable Securities obtained from the conversion of Series C Preferred
Stock requesting that the Company effect a Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering greater than 25% of the then outstanding Registrable Securities obtained from the conversion of Series C Preferred Stock (or any lesser percent if the reasonably anticipated aggregate offering price to the public would exceed $15,000,000), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any such registration pursuant to this
Section 5.1.3 (i) at any time within One Hundred Eighty (180) days following the effective date of any Registration Statement on Form S-1 (or any successor form), or (ii) at any time prior to August 3, 2001, or (iii) if the Company has previously effected one (1) such Registration pursuant to this Section 5.1.3. A Registration that is withdrawn or otherwise abandoned at the request of such Holders will count towards the preceding limitation of one (1) Registration unless at the time of such withdrawal or abandonment the Holders have learned of a material adverse change in the financial condition or business of the Company from that known to the Holders at the time of their request and have withdrawn or abandoned their request following disclosure by the Company of such material adverse change. The provisions of Section 5.4 shall be applicable to each registration initiated under this Section 5.1.3.

               5.1.4  Notwithstanding the provisions of Section 5.1.1, Section
5.1.2 and Section 5.1.3, if the Company shall furnish to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 5.1.1, Section 5.1.2 or Section 5.1.3, the Company shall have the right, exercisable not more than once in any twelve (12) month period, to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety (90) days from delivery of the request of the initiating Holder.

          5.2  Request for Registration on Form S-3

               5.2.1 If a Holder or Holders of outstanding Registrable Securities request that the Company file a Registration Statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities, and the Company is entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall
(i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after receipt of written notice from the Company; provided, however, that the Company shall not be required to effect more than two (2) Registrations pursuant to this Section
5.2 in any twelve (12) month period. Additionally, the Company shall not be required to effect any Registrations pursuant to this Section 5.2 if the reasonably anticipated aggregate offering price to the public would not equal at least $500,000. The provisions of Section 5.4 shall be applicable to each registration initiated under this Section 5.2.

               5.2.2 Notwithstanding the provisions of Section 5.2.1, if the Company provides to all Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 5.2.1, the Company shall have the right, exercisable not more than once in any twelve (12) month period, to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety (90) days from delivery of the request of the initiating Holder.

          5.3  Registration of Other Securities in Demand Registration

               Any Registration Statement filed pursuant to the request of the Holder or Holders under this Section 5 may, subject to the provisions of
Section 5.4, include securities registered for the account of the Company or other security holders in addition to Registrable Securities.

          5.4  Underwriting in Demand Registration

               5.4.1  Notice of Underwriting

                      If a Holder or Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 5, and the Company shall include such information in the written notice referred to in Section 5.1 or 5.2. The right of any Holder to Registration pursuant to Section 5 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

               5.4.2  Inclusion of Other Holders in Demand Registration

                      If the Company, officers or directors of the Company holding Common Stock other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion in such Registration, the initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, such officers or directors, and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 5. In the event, however, that the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, such Registration shall be treated as governed by Section 6 rather than Section 5, and it shall not count as a Registration for purposes of Section 5.1.

               5.4.3  Selection of Underwriter in Demand Registration

                      The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative of the underwriter or underwriters selected for such underwriting by the

Holders of a majority of the Registrable Securities being registered by the initiating Holders and agreed to by the Company.

               5.4.4  Marketing Limitation in Demand Registration

                      In the event the Underwriter's Representative advises the initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (a) first the Common Stock (other than Registrable Securities) held by officers or directors of the Company, (b) next the securities other than Registrable Securities, and
(c) last the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 5.4.4 shall be included in such Registration Statement.

               5.4.5  Right of withdrawal in Demand Registration

                      If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the initiating Holders delivered prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

6.    Piggyback Registration

          6.1 Notice of Piggyback Registration and Inclusion of Registrable Securities

               Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising demand registration rights) on a form that would be suitable for a registration involving solely Registrable Securities, the Company will: (a) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and
(b) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the

Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of such written notice from the Company.

          6.2  Underwriting in Piggyback Registration

               6.2.1  Notice of Underwriting in Piggyback Registration

                      If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to
Section 6.1. In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this
Section 6. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the underwriter's representative for such offering.

               6.2.2  Marketing Limitation in Piggyback Registration

                      In the event the Underwriter's Representative advises the Holders seeking registration of Registrable Securities pursuant to Section 6 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 6.2.3) may:

                      (a) in the case of the Company's initial Registered public offering, limit the number of shares of Registrable Securities to be included in such registration and underwriting to zero; and

                      (b) in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than fifty percent (50%) of the securities included in such Registration (based on aggregate market values).

               6.2.3  Allocation of Shares in Piggyback Registration

                      In the event the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 6.2.2, the number of shares to be included in such Registration shall be allocated (subject to Section 6.2.2) in the following manner: The shares (other than Registrable Securities) held by officers or directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting by selling stockholders shall be allocated among all other Holders thereof, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.2.3 shall be included in the Registration Statement.

         6.2.4 Withdrawal in Piggyback Registration

         If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter delivered prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

7.   Expenses of Registration

     All Registration Expenses incurred in connection with one (1) Registration pursuant to Section 5.1.1, one (1) Registration pursuant to Section 5.1.2, one
(1) Registration pursuant to Section 5.1.3, two (2) Registrations in each twelve
(12) month period pursuant to Section 5.2, and unlimited Registrations pursuant to Section 6 shall be borne by the Company. The Company shall not be required to pay for such expenses of any registration proceeding begun pursuant to Section 5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 5; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the financial condition or business of the Company from that known to the Holders at the time of their request and have withdrawn their request following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to
Section 5. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

8.   Registration Procedures and Obligations

     Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such

Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to one hundred twenty (120) days.

         (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or to become subject to taxation in any such states or jurisdictions.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration.

         (h) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

9.   Information Furnished by Holder

     It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

10.  Rule 144

     10.1   Reports

     With a view to making available to the Holders the benefits of Rule 144 promulgated by the Commission pursuant to the Securities Act ("Rule 144") and
                                                               --------
any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form S-3, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times after ninety
(90) days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

            (b) include a statement in such public information that the Company has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the Company);

            (c) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is reasonably necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

            (d) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (e) furnish to any Holder such other information as may be reasonably requested and necessary in availing such Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to Form S-3.

     10.2  Sales

     Notwithstanding any provision in this Agreement to the contrary, the covenants of the Company set forth in Section 5 and Section 6 shall terminate as to any Holder upon the earlier of (i) such time as the Holder qualifies to sell pursuant to Rule 144 or any similar exemption all of such Holder's shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock or Registrable Securities obtained from the conversion thereof to the public within a three (3) month period without registration and without volume limitations or (ii) the fifth (5th) annual anniversary of the effective date of the Registration Statement of the Company for the initial offering of its securities to the general public.

11.  Indemnification

     11.1  Company's Indemnification of Holders

     To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each person controlling such Holder with the meaning of the Securities Act, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages, or liabilities (joint or several) (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon any untrue statement by the Company or it officers, directors, or agent (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification, or compliance, or are based on any omission by the Company or it officers, directors, or agent (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, or any violation by the Company or it officers, directors, or agent of any rule or regulation promulgated under the Securities Act or the Exchange Act or any state securities law or any rules or regulations promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance; and the Company will reimburse each such Holder, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 11.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises directly out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with such Registration; provided, further, that this indemnity agreement with respect to a preliminary prospectus shall not inure to the benefit of any Holder from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Registrable Securities, or any person controlling such Holder, if a copy of the prospectus (as amended or supplemented at the time of sale) was not sent or given by or on behalf of the Holder to such person and if the prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense unless such failure to send or give the prospectus resulted from non-compliance by the Company with Section 8(c) or (f) hereof.

     11.2  Holder's Indemnification of Company

     To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and executive officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and constituent partners, and each person controlling such other Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement by such Holder (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission by such Holder (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or the Exchange Act or any state securities law or any rules or regulations promulgated thereunder applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification, or compliance, and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by a vice president or higher officer or manager of such Holder if such Holder is not an individual and stated to be specifically for use in connection with such Registration; provided, however, that the indemnity contained in this Section 11.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder's liability under this Section 11.2 shall not exceed such Holder's net proceeds from the offering of securities made in connection with such Registration.

     11.3  Indemnification Procedure

     Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 11, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a material conflict between the position of the Company and the Holders in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 11, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 11, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 11.

     11.4  Contribution

     If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Each Holder's liability under this Section 11.4 shall not exceed such Holder's net proceeds from the offering of securities made in connection with such Registration.

     11.5  Survival

     The obligations of the Company and Holders under this Section 11 shall survive the completion of any offering of Registrable Securities in a Registration made pursuant hereto.

12.  Transfer of Rights

     The rights to information and inspection under Sections 2 and 3 and the right to cause the Company to Register securities granted by the Company to such Investor under this Agreement may be assigned by any Investor to (i) a transferee who acquires at least 200,000 shares (as adjusted for stock splits, stock dividends and the like) of Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock, or (ii) an affiliate of such Investor which controls, is controlled by, or is under common control with such Investor; provided, however, that the Company must receive written notice prior to or within twenty (20) days of the time of said transfer, stating the name and address of said transferee and identifying the securities with respect to which such information and Registration rights are being assigned. This Section 12 shall not diminish or impair restrictions on transfer of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock as contained in any agreement executed simultaneously herewith by the parties hereto.

13.  Market Stand-off

     Each Holder hereby agrees that, if so requested by the Company and the Underwriter's Representative (if any) in connection with the Company's initial public offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriter's Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act as may be requested by the Underwriter's Representative; provided, however, that such restrictions shall not apply to any transactions relating to any shares of Common Stock which such Holder purchases in the Company's initial public offering or in the open market after the completion of such offering. The obligations of Holders under this Section 13 shall be conditioned upon similar agreements being in effect with each other stockholder who then is an officer, director, or ten percent (10%) stockholder of the Company.

14.  Right of First Refusal

     14.1   Transfers by Investors

     Except as otherwise provided in this Agreement, each Series C Investor agrees not to sell, transfer, exchange, or assign any right, title, or interest (a "Transfer") in or to all or any
    --------
part of its Series C Preferred Stock or Common Stock issued upon conversion thereof unless it has made an offer (an "Investor Offer") and such offer has not
                                         ---------------
been accepted as provided below.

     14.2 Offer by an Investor

     The Investor Offer shall be made to the Company and to the remaining Series C Investors and shall consist of a written offer to Transfer all or such part of the capital stock of the Company owned by the Series C Investor as such Series C Investor intends to Transfer (the "Offered Investor Shares"). A statement shall
                                   -----------------------
be attached to the Investor Offer which shall provide a full disclosure of the Investor Offer including (a) a statement of intention to Transfer; (b) the name and address of any prospective transferee; (c) the number of Offered Investor Shares; and (d) the terms and conditions of the proposed Transfer, including the purchase price for the Offered Investor Shares.

     14.3 Acceptance of Offer

          14.3.1  By Company

          Within twenty (20) days after its receipt of the Investor Offer, the Company or its designee may, in its sole discretion, accept the Investor Offer by giving written notice to the selling Series C Investor and to the remaining Series C Investors of the election to accept. In the event the Company does not provide such written notice within said twenty (20) days then the Company shall be deemed to have declined to accept the Investor Offer.

          14.3.2  By the Remaining Series C Investors

          If the Investor Offer is not accepted by the Company, each of the remaining Series C Investors may elect within ten (10) days after decline of the Investor Offer by the Company to purchase up to such Series C Investor's pro rata portion of the remaining Offered Investor Shares by giving written notice within such 10-day period to the selling Investor and to the Company. In the event a remaining Series C Investor does not provide such written notice within said 10-day period then such Series C Investor shall be deemed to have declined to accept the Investor Offer. Said 10-day period for the remaining Series C Investors shall run sequentially to the 20-day period for the Company as provided above.

          14.3.3  Pro Rata Portion

          For purposes of this Section 14.1, each accepting Series C Investor's pro rata portion of the Offered Investor Shares is that proportion of the Offered Investor Shares multiplied by a fraction, the numerator of which is the number of shares of Series C Preferred Stock (or

Common Stock issued upon conversion thereof) then owned by such Series C Investor and the denominator of which is the aggregate number of shares of Series C Preferred Stock (or Common Stock issued upon conversion thereof) then issued and outstanding and held by all non-selling Series C Investors. If any Series C Investor declines to accept all or any part of its pro rata portion of the Offered Investor Shares, then each of the Series C Investors who has elected to purchase pursuant to Section 14.3.2 shall have an additional 5-day period within which such accepting Series C Investors may additionally accept up to its pro rata portion of the declining Series C Investor's unpurchased pro rata portion of the Offered Investor Shares.

     14.4   Offer Not Accepted

     If the Company and the accepting Series C Investors have not elected to accept all of the Offered Shares pursuant to and within the time periods specified above (maximum of 35 days), the Series C Investor may Transfer the balance of the Offered Investor Shares to the prospective transferee named in the statement attached to the Investor Offer as provided in Section 14.2, such Transfer to be made only in strict accordance with the terms set forth in such statement, and to be completed within thirty (30) days following the expiration of the time provided for the election by the Series C Investors to accept the Offered Shares, after which time any such Transfer shall again become subject to all the restrictions of this Agreement.

     14.5   Transfers to Affiliates

     The restrictions on Transfers by the Series C Investors set forth in this
Section 14 shall not apply to Transfers by a Series C Investor to an affiliate which controls, is controlled by, or under common control with such Series C Investor provided that all such transferees shall simultaneously with such Transfer execute this Agreement and become a party hereto and subject to the provisions hereof.

     14.6   No Other Transfer Effective

     Except as provided in this Section 14, no Transfer in or to all or any part of the capital stock of the Company now owned or hereafter acquired by the Investors shall be effective, and the Company shall not record or recognize any such Transfer, until there has been compliance with the provisions of this Agreement.

     14.7   Termination of Restrictions

     The restrictions on Transfers by the Series C Investors set forth in this
Section 14 shall terminate upon the effective date of the Registration Statement of the Company for the initial offering of its securities to the general public.

15.  Observer Rights

     The Company shall permit the holders of a majority of the outstanding Series C Preferred Stock to designate one (1) individual representative to attend each meeting of the Company's Board of Directors and to participate in all discussions during each such meeting (but not to vote on any matters). The Company shall send to such representative notice of the time and place of each meeting in the same manner and at the same time as it shall send such notice to its directors and the Company shall also provide to the representative copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to all directors; provided, however, that the Company reserves the right to exclude such representative from any meeting or portion thereof, and deny access to any materials, to the extent the Company believes that such exclusion or denial of access is reasonably necessary to preserve the attorney-client privilege, to protect confidential or proprietary information, material non-public information or for other similar reasons. The representative designated by the holders of the Series C Preferred Stock may designate a new representative at any time and for any reason upon a written election by the holders of a majority of the then outstanding Series C Preferred Stock. Such representative shall not be deemed to be an officer or director of the Company and shall not receive any direct or indirect compensation from the Company for such activities. The observer rights contained herein shall terminate upon the effective date of the Registration Statement of the Company for the initial offering of its securities to the general public.

     In connection with an initial public offering of its securities to the general public, the Company will nominate said representative as a member of the Board of Directors, subject to applicable stockholder approval. If the Company fails to complete an initial public offering within one hundred eighty (180) days following the date hereof, the Company shall use its best efforts to obtain the requisite approvals from the holders of the Series A Preferred Stock, the Series B Preferred Stock, and the Common Stock pursuant to existing arrangements between such stockholders and the Company for purposes of allowing the holders of the Series C Preferred Stock to elect said individual to the Board of Directors.

16.  Miscellaneous

     16.1   No Conflicts

     The parties hereto represent that they are not parties to and do not know of any other agreements that conflict with any of the provisions of this Agreement.

     16.2   Entire Agreement; Successors

     This Agreement and any documents executed simultaneously herewith constitute the entire contract between the parties hereto relative to the subject matter hereof. Without diminishing the generality of the preceding sentence, this Agreement shall replace in its entirely all of the provisions of the Amended Rights Agreement which shall be null and void as of the date hereof. The provisions of this Agreement shall inure to the benefit of and shall be binding upon the permitted successors and assigns of the parties hereto.

     16.3   Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.4   Modification

     This Agreement shall not be subject to modification or amendment in any respect, except by an instrument in writing signed by (a) the Company, (b) the holders of not less than fifty percent (50%) of the Series A Preferred Stock then outstanding, (c) the holders of not less than fifty percent (50%) of the Series B Preferred Stock then outstanding, and (d) the holders of not less than fifty percent (50%) of the Series C Preferred Stock then outstanding.

     16.5   Governing Law

     This Agreement shall for all purposes be governed by and construed in accordance with the laws of the state of California as applied to agreements among California residents entered into and to be performed entirely within the state of California.

     16.6   Notices

     Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified (including via facsimile transmission with confirmation) or three (3) business days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties given in the foregoing manner.

     16.7   Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms .

     16.8   Specific Performance

     Each of the parties to this Agreement agrees that the other parties to this Agreement will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party to this Agreement, the parties to this Agreement shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

     16.9   Submission to Jurisdiction

     Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for San Mateo County, California, as well as of the District Courts of the State of California in San Mateo County, California over any suit, action or proceeding arising out of or relating to this Agreement or any other agreement as contemplated herein or entered into simultaneously herewith or any amendment or modification thereto. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

     16.10  Aggregation of Stock.

     Any shares of Series A Preferred held by Venture I or Venture II shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

     16.11  Additional Parties.

     Additional persons or entities that purchase Series C Preferred Stock pursuant to the terms of the Stock Purchase Agreement after the date hereof may become parties to this Agreement by executing a signature page to this Agreement and agreeing to be bound by the terms hereof. Any such additional parties shall be deemed Series C Investors for all purposes hereunder, and the Company may after the date hereof and without the consent of any other party hereto update Exhibit B to this Agreement to reflect the inclusion of any such subsequent purchasers of the Series C Preferred Stock as Series C Investors.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

                            E-STAMP CORPORATION,
                            a Delaware corporation


                                /s/ Robert H. Ewald
                            By:_________________________________
                               Robert H. Ewald
                               President/CEO
                               Address: 2855 Campus Drive, Suite
                                        San Mateo, California
                                        Fax:  650/554-8455

                            INVESTOR SIGNATURE PAGE
                                      FOR
                          SECOND AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT
                           -------------------------


     IN WITNESS WHEREOF, the undersigned hereby agrees to the terms and conditions of that certain Second Amended and Restated Investor Rights Agreement dated August 3, 1999.

(PLEASE COMPLETE AND EXECUTE)


                            ______________________________________________
                                   (Legal Name of Investor)


                            By____________________________________________
                               (Signature of Authorized Representative)

                            ______________________________________________
                              (Printed Name of Authorized Representative)

                            ______________________________________________
                                 (Title of Authorized Representative)


                            Address:    __________________________________
                                        __________________________________
                                        (fax)_____________________________
                                        (e-mail)__________________________

                                   EXHIBIT A

                               Series B Investors

Investor                            S   Series B Shares
--------                                ---------------

Canaan Equity, L.P.                            1,047,000
Unified Holdings, L.L.C.                       1,047,000
CPQ Holdings, Inc.                               785,250
Francotyp-Postalia AG & Co                       785,250
Microsoft Corporation                            261,750
AT&T Venture Fund II, L.P.                       235,575
Venture Fund I, L.P.                              26,175
                                               ---------
                                               4,188,000


                                   EXHIBIT B

                               Series C Investors

Investor                                          Series C Shares
--------                                          ---------------
Canaan Equity, L.P.                                     151,302
CPQ Holdings, Inc.                                      113,476
Microsoft Corporation                                   109,231
AT&T Venture Fund II, L.P.                              196,616
Venture Fund I, L.P.                                     21,846
Declaration of Trust for Defined Benefit
 Plans of Zeneca Holdings, Inc.                          77,575
Declaration of Trust for Defined Benefit
 Plans of ICI American Holdings, Inc.                   116,392
Delaware State Employees' Retirement Fund               387,992
At Home Corporation                                     242,483
Remington Investment Strategies, L.P.                    34,918
Moore Global Investments, Ltd.                          159,069
T. Rowe Price Media & Telecommunications Fund, Inc.     193,986
GE Capital Equity Investments, Inc.                     193,986
Seligman Investment Opportunities (Master) Fund -
 NTV Portfolio                                           23,278
Seligman New Technologies Fund, Inc.                    122,212
Hillside Internet Ventures, L.L.C.                      106,693
Winfield Capital Corp.                                   96,993
DLJ Private Equity Partners Fund, L.P.                   42,884
DLJ Fund Investment Partners II, L.P.                    16,694
DLJ Capital Corporation                                   8,729
DLJ Private Equity Employees Fund, L.P.                   1,528
DLJ ESC II, L.P.                                         17,459
Parallel Capital I, L.L.C.                               31,037
Parallel Capital II, L.L.C.                              31,037
45th Parallel, L.L.C.                                     3,880
Double Black Diamond II, L.L.C.                          11,640
Crossover Fund II, L.P.                                  46,072
Beta Bayview, L.L.C.                                      2,425
Talon Opportunity Fund, L.P.                             48,497
Columbus Avenue, L.L.C.                                  19,399
Wilson Sonsini                                           18,728
Dallas Semiconductor Corporation                          9,699
Glynn Ventures IV, L.P.                                  24,248
Prisma German American Venture Partners GGR              16,973
Cornerstone Equities, L.L.C.                             16,973
A.A. Seeligson Jr. Company                                2,708
Akwirus Inc.                                              2,708
 (formerly Interactive Public Relations)
Alexander E. Galbraith 1995 Trust                         2,708
Laura R. Bacon, Co-Trustee
Alison E. Galbraith 1995 Trust                            2,708
Laura R. Bacon, Co-Trustee
Andrew Garland Bacon 1995 Trust                           2,708
Laura R. Bacon, Co-Trustee
Badger, Peter & Catherine                                 2,708
Paul F. Barnhart, Jr.,                                    2,708
 as his Separate Property & Estate
L. Irvin Barnhart,                                        2,708
 as his Separate Property & Estate
Paul F. Barnhart,                                         2,708
 as his Separate Property & Estate
Barnhart One Ltd.                                         2,708
Barnhart Two Ltd.                                         2,708
BBN Partners                                              2,708
Arnold E. Bernstein                                       2,708
Verwood Capital Corp.                                     2,708
Celeste Pinto McLain Trust                                1,083
Churchhill Associates L.P.                                2,708
Cohn, Anne Lindsay                                        2,708
Cohn, Courtney Lyle                                       2,708
Cohn, Morton A.                                           2,708
William H. Crispin                                        1,083
Crockett, John C.                                         1,354
 IRA/Rollover
Big Hat Cattle Company G.P.                               1,083
Sean A. Dobson                                            2,708
Anne Laure Douglas                                        2,708
Elizabeth Katherine Duncan                                2,708
Fairchild, Jr., Richard W.                                2,708
Hill A. Feinberg                                          2,708
Ferguson, J. Philip                                       2,708
Financiera E Inversionista Las Colinas                    2,708
Fink, David L.                                            2,708
Edward O. Gaylord (Sep. Property)                         2,708
Scott, Roxann                                             2,708
Glaw, Carl W.                                             2,708
Walter G. Goodrich                                        2,708
Guerrieri Venture Partnership L.P.                        2,708
Elizabeth M. Brown Estate                                 1,083
Kendall Hocott                                            1,083
Hoover, Howard S. Jr.                                     1,083
James R. Gregath Revocable Trust                          1,083
 DTD 5-4-93
Kapoor, Sunir K.                                          2,708
John Wilson Kelsey IRA                                    1,083
 Smith Barney Custodian
KitchCo Investments, Ltd.                                 2,708
LARJA Company                                             2,708
Lieberman, Craig F.                                       2,708
Alan L. Lindsay                                           2,708
Livermore, Robert                                         1,083
Margolis, Kenneth C.                                      1,083
Mark, Daniel L.                                           2,708
Mark, R. Dewey                                            2,708
Martin, Ronald E.                                         2,708
Mary Katherine Bacon 1995 Trust                           2,708
 Laura R. Bacon Co-Trustee
Heptagon Investments ltd.                                 2,708
Mathew T. Galbraith 1995 Trust                            2,708
 Laura R. Bacon Co-Trustee
Matthews, Guy & Carolyn                                   2,166
McConnell, Elizabeth Kirby Cohn                           2,708
McConnell, Michael                                        2,708
 Trustee
McCoy, Mike                                               2,708
Middleton, Jr., John C.                                   1,083
Monroe, Jr., Richard E.                                   2,708
Napier, H. Albert                                         1,624
O'Dell, Holly W.                                          2,708
O'Dell, John                                              2,708
O'Haire, Michael                                          1,083
Pagel, Martin                                             2,166
Parkans, Llyod M.                                         1,083
Parrot, Billy                                             1,083
Prime, Rick                                               1,083
Randall III, Edward                                       2,708
Randall, Helen Wicks                                      2,708
Rio Bravo Inversiones Ltd.                                2,708
Rosenberg, Ben                                            1,083
Roth, Robert E.                                           2,708
FSI Corporation                                           1,083
Seeligson III, Arthur                                     2,708
Sharma, Deepak                                            1,624
Shoemaker, John C.                                        2,708
Sintra Capital Corp.                                      2,708
Sintra Fund Ltd.                                          2,708
Solomon, David L.                                         2,166
Thomas E. McLain Trustee                                  1,083
 Thomas E. McLain P.C. Retirement Trust
Vaghi III, Joseph P.                                      1,354
Vaghi, Nino R.                                            1,354
Valenti, Jack J.                                          2,708
Valenti, Mary Margaret                                    2,708
Wagner & Brown Ltd.                                       2,708
Wagner Family Partnership VI                              2,708
Weinstein Spira Employee Savings Trust                    1,083
Weinstein, Stanley C.                                     1,083
Wilhite, Randall B.                                       2,708
Green Funds L.L.C.                                        2,708
Wise, Robert A.                                           2,708
Wurfel, Arthur P.  F/b/o Arthur P.                        1,083
 Wurfel Profit Sharing Plan
 American Mailing Equip.
Financiera E Inversionista Xana                           2,708
Glaw Brown Consulting Group                               2,708
